Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3, (No 333-216368 and No. 333-236844) and Form S-8 (No. 333-200348, No. 333-213816, No. 333-216369, No. 333-233204 and No. 333-258655) of FibroGen Inc. of our report dated February 28, 2022 relating to the financial statements and financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

San Jose, California

February 28, 2022